Exhibit 32.1

Certification

Pursuant to Section 1350 of Title 18 of the United States Code, the undersigned hereby certifies that:

(1) I have reviewed the Annual Report on Form 10-K of Inland Monthly Income Fund II, L.P. (the "Report") to which this statement is an Exhibit;

(2) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(3) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Inland Monthly Income Fund II, L.P.

By: Inland Real Estate Investment Corporation
General Partner

/S/ Brenda G. Gujral

Name: Brenda G. Gujral
Title: President of the General Partner and
principal executive officer of Inland Monthly Income Fund II, L.P
Date: March 26, 2004